Exhibit 99.2

ELLIPSE TECHNOLOGIES, INC.

Balance Sheet

As of September 30, 2015 (Unaudited)

September 30, 2015
Assets
Current assets
Cash and cash equivalents	$11,417,576
Accounts receivable, net	7,597,099
Inventories	7,086,050
Prepaid expenses and other current assets	704,997

Total current assets	26,805,722

Property and equipment, net	3,244,087
Restricted cash	1,700,000
Other assets	5,373,713

Total assets	$37,123,522

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Revolving line of credit	$—
Accounts payable	2,305,345
Accrued compensation and related benefits	2,352,023
Accrued expenses	5,688,315
Deferred revenue, current portion	257,749
Long-term debt and capital lease current portion	28,364

Total current liabilities	10,631,796

Long-term debt and capital lease net of current portion	12,677,986
Other non-current liabilities	2,213,800
Convertible note derivative	1,882,628
Redeemable convertible preferred stock warrant	5,647,525

Total liabilities	33,053,735
Commitments and contingencies (Note 10)
Redeemable convertible preferred stock par value $0.001 issuable in Series A, B and C; 74,201,339 and 85,580,757 shares authorized as of September 30, 2015 ; 70,670,327 shares issued and outstanding with aggregate liquidation preference of $47,470,003 as of September 30, 2015	45,861,458

Stockholders’ deficit
Common Stock, $0.001 par value; 110,000,000 shares authorized; 9,041,550 shares issued and outstanding at September 30, 2015	$9,043
Additional paid-in capital	—
Accumulated deficit	(41,800,714)

Total stockholders’ (deficit) equity	(41,791,671)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$37,123,522

See accompanying notes to financial statements

ELLIPSE TECHNOLOGIES, INC.

Statement of Operations

For the Nine Months Ended September 30, 2015

(Unaudited)

Nine Months Ended September 30, 2015
Net revenue	$32,648,827
Cost of revenue	6,452,422

Gross profit	26,196,405

Operating expenses
Sales and marketing	14,162,061
Research and development	7,235,117
General and administrative	4,676,925

Total operating expenses	26,074,103

Income from operations	122,302

Other income and expenses
Interest expense, net	(627,712)
Fair value of redeemable convertible preferred stock warrants and convertible note derivative	(6,224,490)
Other expense, net	(357,596)

Loss before provision for income taxes	(7,087,496)
Income tax expense	(93,019)

Net loss	(7,180,515)
Accretion and dividends of redeemable convertible preferred stock to redemption value	(2,353,785)

Net loss attributable to common stockholders — basic and diluted	$(9,534,300)

Net loss per share attributable to common stockholders — basic and diluted	$(1.13)

Weighted-average number of shares — basic and diluted	8,468,113

See accompanying notes to financial statements

ELLIPSE TECHNOLOGIES, INC.

Statement of Cash Flows

For the Nine Months Ended September 30, 2015

(Unaudited)

Nine Months Ended September 30, 2015
Cash flows from operating activities
Net loss	$(7,180,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	694,122
Bad debt expense	108,340
Amortization of debt issuance costs	98,765
Accretion of discount on subordinated convertible note	152,978
Non-cash interest expense	175,759
Stock-based compensation expense	341,001
Loss on extinguishment of debt	102,053
Effect of exchange rate changes on accounts receivable	109,274
Non-cash rent expense	787,167
Change in fair value of redeemable convertible preferred stock warrants	7,063,452
Change in fair value of subordinated convertible note derivative	(838,962)
Changes in operating assets and liabilities:
Accounts receivable	(3,364,964)
Inventory	(4,727,129)
Prepaid expenses	(445,045)
Accounts payable	391,978
Accrued compensation and related benefits	578,990
Accrued expenses	3,243,346
Deferred rent	1,463,324
Deferred revenue	248,461

Net cash used in operating activities	(997,605)
Cash flows from investing activities
Purchases of property and equipment	(3,008,299)
Purchases of field equipment	(1,327,563)
Purchase of software for internal use	(767,434)
Restricted cash	(1,500,000)

Net cash used in investing activities	(6,603,296)
Cash flows from financing activities
Proceeds from revolving credit line	—
Payments on revolving credit line	(259,526)
Proceeds from term loan	5,000,000
Repayments of term loan	(1,675,000)
Proceeds from subordinated convertible notes	10,000,000
Deferred offering costs	(370,063)
Proceeds from option exercises	69,013
Proceeds from warrant exercises	2,147,197
Debt issuance cost	(801,353)
Repayments of capital lease obligations	(17,963)

Net cash provided by financing activities	14,092,305
Net increase in cash and cash equivalents	6,491,404
Cash and cash equivalents, beginning of the period	4,926,172

Cash and cash equivalents, end of the period	$11,417,576

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$205,570
Cash paid during the period for income taxes	$19,438
Supplemental disclosures of non-cash investing and financing activities
Accrued purchases of property and equipment included in accounts payable and accrued expenses	$19,883
Property and equipment acquired through capital leases	$60,204
Deferred offering costs included in accounts payable and accrued expenses	$1,477,338
Accretion and dividends of redeemable convertible preferred stock	$2,353,785
Issuance of preferred stock upon exercise of warrants	$4,199,905

See accompanying notes to financial statements

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements

(Unaudited)

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ellipse Technologies, Inc. (“the Company”) is a medical technology company focused on developing and marketing a new generation of magnetically adjustable implant systems based on its MAGnetic External Control (“MAGEC”) technology platform. Its novel and proprietary implants are adjustable at the time of implantation and non-invasively over the course of treatment to accommodate the changing clinical needs of patients as they heal, grow or age.

The Company generates revenue primarily through sales of its two highly differentiated product families: MAGEC-EOS and PRECICE LLD. Both products incorporate the Company’s MAGEC technology. The Company’s MAGEC-EOS system was developed to treat children suffering from early onset scoliosis and received CE mark and FDA 510(k) clearance in 2009 and 2014, respectively. The Company’s PRECICE LLD system was developed to treat limb length discrepancies and received CE mark and FDA 510(k) clearance in 2010 and 2011, respectively. In addition, the Company’s robust pipeline of new products includes applications for orthopedic trauma, knee osteoarthritis and degenerative spine disease.

The Company sells its products through a global hybrid sales organization comprised of direct sales managers who call on hospital accounts and recruit, develop and train independent sales agencies and consignment distributors. The Company also sells to stocking distributors in certain international markets.

Basis of Presentation

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and with the rules of the Securities and Exchange Commission.

The accompanying interim financial data as of September 30, 2015 and for the nine months ended September 30, 2015 and the related interim information contained within the notes to the financial statements is unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements. In the opinion of the Company’s management, the unaudited interim financial statements contain all adjustments which are necessary to present fairly the Company’s financial position as of September 30, 2015 and the results of its operations and cash flows for the nine months ended September 30, 2015. Such adjustments are of a normal and recurring nature. The results for the nine months ended September 30, 2015, are not necessarily indicative of the results for the year ending December 31, 2015, or for any future period.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to SEC rules and regulations relating to interim financial statements.

The accompanying interim financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere herein.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Changes in facts or circumstances may cause the Company to change its assumptions and estimates in future periods, and it is possible that actual results could differ from current or future estimates.

Segment Information

Operating segments are defined as components of an enterprise (business activity from which it earns revenue and incurs expenses) about which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Company’s chief operating decision maker reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company views its operations and manages its business as one operating segment.

Cash and Cash Equivalents

The Company maintains certain interest bearing cash balances at banks which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At September 30, 2015, and the nine months ended September 30, 2015, the Company’s cash balances exceeded the FDIC insured amount. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash.

Restricted Cash

The Company maintains $1,700,000 of restricted cash, comprised of $200,000 to secure its corporate credit cards and $1,500,000 to secure a letter of credit to guarantee future obligations under a lease agreement.

Software for Internal Use

The Company capitalizes certain costs incurred to purchase computer software for internal use. These costs include purchased software packages, payments to vendors and consultants for the development, implementation or modification of purchased software packages for Company use, and software costs that allow for access or conversion of old data by new internal-use software. Capitalized computer software costs are included within other assets on the Company’s balance sheets and amortized over the estimated useful life of the computer software, which is generally between three to seven years.

Deferred Offering Costs

Deferred offering costs, consisting of legal, accounting and other fees and costs relating to the initial public offering, are capitalized. The deferred offering costs will be offset against our planned initial public offering proceeds upon the closing of the offering. In the event the offering is terminated, all of the deferred offering costs will be expensed within loss from operations. There was $1,847,401 of deferred offering costs capitalized as of September 30, 2015, in other assets on the balance sheet.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their expected undiscounted future cash flows. If the undiscounted cash flows are insufficient to recover the carrying value, an impairment loss is recorded for the difference between the carrying value and fair value of the asset.

Derivative Financial Instrument

The Company entered into a convertible debt agreement that includes a change in control premium that is a derivative financial instrument. The fair value of the derivative has been measured at inception and recorded as a non-current liability on the balance sheet. This derivative financial instrument is re-measured and marked-to-market at the end of each reporting period, and changes in fair value from period to period are recognized within other income and expense on the statements of operations.

Redeemable Convertible Preferred Stock Warrants

The Company accounts for warrants to purchase redeemable convertible preferred stock as liabilities. The warrants are recorded at fair value, estimated using an option-pricing model, and marked to fair value at each balance sheet date with changes in the fair value of the liability recorded in other income and expenses in the statements of operations.

Redeemable Convertible Preferred Stock

The Company classifies redeemable convertible preferred stock that is redeemable at the option of the holder outside of permanent equity. The carrying value of the redeemable convertible preferred stock is being increased by periodic accretion to its redemption value and accumulated dividends. In the absence of retained earnings, these accretion charges are recorded against additional paid-in capital, if any, and then to accumulated deficit.

Net Revenue

The Company sells its products to medical facilities and hospitals. In certain international markets, the Company sells its products through independent stocking distributors. The Company recognizes revenue when persuasive evidence of a sales arrangement exists, delivery of goods occurs through the transfer of title and risks and rewards of ownership, the selling price is fixed or determinable and collectability is reasonably assured, which is when the product is implanted in a patient, or in the case of stocking distributors, when shipped. Our stocking distributor agreements do not allow for stock rotation, price protection or any other form of return privileges. Stocking distributors establish their own customer base, have discretion to set their pricing, retain inventory risk, and maintain their own field assets and external remote controller (“ERC”) assets to fulfill physician’s and patient’s needs. Sales to consignment distributors are recognized upon implant, when title transfers and collectability are reasonably assured. The Company retains title and risk for all inventory held by consignment distributors.

The Company sells its PRECICE LLD system bundled with the exclusive right to use an ERC that is uniquely serialized and individually distributed to lengthen the PRECICE LLD nail continuously over the two to three-month distraction period. The Company sells the components of its MAGEC-EOS system (i.e. MAGEC-EOS rods and ERC service) on both a standalone basis, to its stocking distributors, or as a bundle wherein the Company provides customers with the right to use the Company’s pool of available ERC’s to periodically lengthen the MAGEC-EOS rods at the orthopedic surgeon’s office over the four to five-year distraction period. These revenue transactions are considered to be multiple element arrangements. Revenue is recognized for each unit of accounting individually. The Company allocates revenue in multiple element arrangements to each unit of accounting using the relative selling price method. Selling prices used during the allocation process are based on: vendor specific objective evidence (“VSOE”) of fair value if available, third-party evidence if VSOE of fair value is not available, or estimated selling price if neither VSOE of fair value or third-party evidence is available.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

Revenue associated with equipment leases is determined using the relative fair value method and represents less than 5% of total revenue. These rights to use specified asset arrangements are classified as operating leases. The Company estimates the fair value of a leased product based upon transacted cash sales prices of the same or similar products to similar classes of customers during the preceding twelve-month period to determine the normal selling price of the product, which is then allocated to the lease based upon the number of customers expected to use the product over its useful life. The Company recognizes revenue under operating leases over the estimated period of usage, which is generally two to three months.

The revenue associated with the right to use the Company’s pool of assets is calculated in the same manner as the equipment leases, and is recognized on a straight-line basis over the estimated life of the service, which is approximately four to five years. Service revenue represents less than 2% of total revenue.

Cost of Revenue

Cost of revenue consists of product costs, fulfillment costs, manufacturing equipment depreciation, medical device excise tax, warehousing costs, excess and obsolete inventory write-downs, depreciation of field assets, and certain allocated costs related to management, facilities, and personnel-related expenses and other expenses associated with supply chain logistics.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of revenue. Shipping and handling costs incurred during the nine months ended September 30, 2015 were $685,830.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. Total costs incurred during the nine months ended September 30, 2015 were $137,222.

Stock-Based Compensation

The Company’s employee share-based awards result in a cost that is measured at fair value on an award’s grant date, based on the estimated number of awards that are expected to vest. Stock-based compensation is recognized on a straight-line basis over the award’s vesting period. The Company estimates the fair value of stock options using a Black-Scholes option pricing model. Transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur. Stock-based compensation costs are reflected in the accompanying statements of operations based upon the underlying employees’ roles within the Company.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares that were outstanding for the period, without consideration for potential common shares. Because the holders of the Company’s redeemable convertible preferred stock are entitled to participate in dividends and earnings of the Company when dividends are paid on common stock, the Company applies the two-class method in calculating its earnings per share for periods when the Company generates net income. The two-class method requires net income to be allocated between the common and preferred stockholders based on their respective rights to receive dividends, whether or not declared. Because the holders of redeemable convertible preferred stock are not contractually obligated to share in the Company’s losses, no such allocation was made for any period presented given the Company’s net losses. Diluted net loss per share is calculated by dividing the net loss by the sum of the weighted-average number of dilutive potential common shares outstanding for the period determined using the treasury-stock method or the as-converted method. Potentially dilutive shares are comprised of redeemable convertible preferred stock, redeemable convertible preferred stock warrants, and options outstanding under our stock plan. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to our net loss and potentially dilutive shares being anti-dilutive.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

2.    FAIR VALUE MEASUREMENTS

Fair value accounting is applied for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Assets and liabilities recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

•	Level 2 inputs are observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The carrying values of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximated their fair values due to the short period of time to maturity or repayment. The carrying values of the Company’s revolving credit line, subordinated convertible note and term loans approximate their fair values for the nine months ended September 30, 2015 as the interest rates are based on floating index rates or recent transactions which approximate current market rates currently available to the Company and other assumptions have not changed significantly.

The fair value of the redeemable convertible preferred stock warrants is based on unobservable inputs. Such instruments are generally classified within Level 3 of the fair value hierarchy. The Company estimated the fair value of the warrants using a probability-weighted expected return model (“PWERM”) incorporating assumptions that market participants would use in their estimates of fair value. Some of these assumptions include estimates for exit multiples, timing, type and probability of exits, interest rates, expected dividends, and the fair value of the underlying preferred stock. The estimated fair value of the underlying preferred stock is also determined using the PWERM. The change in fair value was $7,063,452 at September 30, 2015.

The fair value measurement of the convertible debt derivative was determined through the use of a PWERM which considers the timing and cash flows related to each potential conversion scenario and applies a percentage likelihood of occurrence in order to develop an estimated fair value for the instrument as a whole. This valuation methodology is based on unobservable estimates and judgments, and therefore is classified as a Level 3 fair value measurement.

The following table sets forth the Company’s quantitative information for the significant inputs used in valuing the warrants and the convertible note derivative as of September 30, 2015:

September 30, 2015
Input
Time to liquidity (range in years)	0.5 - 2.3
Expected Volatility	54%
Risk Free Interest Rate	0.58%
Allocation Method	PWERM

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis at September 30, 2015 by level within the fair value hierarchy:

	Liabilities at Fair Value
	Level 1	Level 2	Level 3	Total
Liabilities
Convertible note derivative	$—	$—	$1,882,628	$1,882,628
Redeemable convertible preferred stock warrant liability	—	—	5,647,525	5,647,525

Total	$—	$—	$7,530,153	$7,530,153

The table below represents the convertible note derivative instrument activity during the nine months ended September 30, 2015:

Balance as of December 31, 2014	$—
Initial valuation on date of issuance	2,721,590
Revaluation	(838,962)

Balance as of September 30, 2015	$1,882,628

The table below represents the warrant liability activity during the nine months ended:

September 30, 2015
Warrant liability balance at beginning of period	$2,783,978
Exercise of warrants	(4,199,905)
Change in fair value	7,063,452

Warrant liability balance at end of period	$5,647,525

3.    INVENTORIES

Inventories consist of the following at September 30, 2015:

September 30, 2015
Raw materials	$1,377,751
Work-in-progress	891,651
Finished goods	4,816,648

$7,086,050

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

4.    PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

September 30, 2015
Machinery and equipment	$590,998
Computer equipment	617,381
Furniture and fixtures	778,877
Leasehold improvements	1,826,021
Tooling	72,839

3,886,116
Less accumulated depreciation	(757,060)

3,129,056
Construction in progress	115,031

$3,244,087

Depreciation expense for the nine months ended September 30, 2015 was $271,181.

The Company has acquired equipment under capital leases. This equipment has a gross value of $189,243 and accumulated depreciation of $83,371 as of September 30, 2015. This equipment is included in property and equipment and related depreciation is included in depreciation expense.

5.    OTHER ASSETS

Other assets consist of the following at September 30, 2015:

	Cost	Accumulated Depreciation & Amortization	Net
Field assets	$3,187,859	$(1,128,607)	$2,059,252
Intangible assets	787,936	(134,362)	653,574
Debt issuance costs	714,458	(68,382)	646,076
Deposits	167,410	—	167,410
Deferred offering costs	1,847,401	—	1,847,401

Other assets	$6,705,064	$(1,331,351)	$5,373,713

Field assets consist of external remote control devices and other instruments and accessories owned by the Company and currently being used by providers to serve patients. Field assets are deemed to have an estimated useful life of four years.

Intangible assets consist of purchased software for internal use and intellectual property (provisional patents and patent applications). Amortization expense for the nine months ended September 30, 2015 was $59,676.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

Debt issuance costs represent direct costs associated with the Company’s line of credit and term loans. Such amounts are amortized to interest expense using the effective interest rate method on term loans and the straight-line method for revolving line of credit.

Deferred offering costs, consisting of legal, accounting and other fees and costs relating to the initial public offering, are capitalized. The deferred offering costs will be offset against our planned initial public offering proceeds upon the closing of the offering.

6.    ACCRUED EXPENSES

Accrued compensation and related benefits are summarized as follows:

September 30, 2015
Payroll, bonus and other compensation	$1,837,296
Vacation	514,727

Accrued compensation and related benefits	$2,352,023

Accrued expenses are summarized as follows:

September 30, 2015
Accrued operating expenses	$3,961,147
Accrued royalties and commissions	775,373
Tenant improvements payable	187,461
Other accrued expenses	764,334

Accrued expenses	$5,688,315

In the third quarter of 2015, the Company completed the relocation of its manufacturing and corporate headquarters to a new facility in Aliso Viejo, California. The Company ceased use of the former facility located in Irvine, California during the third quarter of 2015, but is still subject to a lease expiring on July 31, 2016. As a result, a liability of $95,320 was recorded for the fair value of the estimated future costs of the former facility for which the Company will not receive any future benefit, net of estimated sublease income. The liability is included in Accrued expenses and recorded to Other expense, net for the nine months ended September 30, 2015.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

7.    REVOLVING LINE OF CREDIT AND TERM LOANS

Long-Term Debt consists of:

September 30, 2015
$5,000,000 Term Loan, interest at Libor plus 7.5% (8.0% at September 30, 2015), payable monthly, interest only for the first 12 months, subject to an additional optional 12 month interest only payment, expiring October 1, 2019	$5,000,000
$5,000,000 Revolving Credit Agreement, expiring October 1, 2019 interest at LIBOR plus 5.0% (5.5% at September 30, 2015)	—
$10,000,000 Subordinated Convertible Notes, including interest at 6% compounded daily, net of unamortized discount on note, due January 1, 2020	7,607,147
$2,000,000 Secured Revolving Credit Agreement, interest at Prime Rate plus 0.75%, due February 2016.	—
$300,000 Term Loan, interest at Prime Rate plus 2.0%, payable over 36 months, expires September 2016.	—
$3,000,000 Term Loan, interest at Prime Rate plus 1.5%, payable monthly, interest only for the first 12 months, expires September 2017.	—
Total debt	12,607,147
Less: current maturities	—

Long-term debt, net of current maturities	$12,607,147

In June 2015, the Company entered into a new credit agreement (the “New Loan Facility”) with a financial institution. The New Loan Facility provides for (1) a $5.0 million revolving loan, subject to increase in accordance with the terms of the New Loan Facility by an additional $5.0 million for a total of up to $10.0 million in revolving loans and (2) a $5.0 million term loan, subject to increase pursuant to the terms of the New Loan Facility by an additional $10.0 million for a total of up to $15.0 million in term loans. The first term loan was funded in June 2015 in the aggregate principal amount of $5.0 million, of which approximately $3.3 million was used to pay off our prior debt facility. The additional $10.0 million term loan will be available to us on January 1, 2016 if we achieve $32.0 million in net revenue during the year ending December 31, 2015. The Company used the net proceeds from the New Term Loan Facility to repay the indebtedness under the previous loan facility. The New Loan Facility is secured by the assets of the Company, excluding intellectual property, which is subject to a negative pledge, and may become due and payable upon the Company receiving proceeds from a debt or equity financing transaction. The transaction noted above was determined to be an extinguishment of the existing debt and an issuance of new debt. As a result, the Company recorded a loss on the extinguishment of debt in the amount of $102,053 in the line item “Other income (expense), net” in its Statements of Operations. In conjunction with the issuance of the New Loan Facility, the Company paid $696,333 of legal, consulting and origination fees. These costs were deferred and recorded in the line item “Other assets” in the Company’s Balance Sheets and are amortized through the line item “Interest Expense” in the Company’s Statements of Operations over the life of the New Loan Facility using the effective interest method.

The Company is obligated to make monthly interest-only payments on any term loans borrowed under the term loan facility until April 30, 2017 and, thereafter, to pay consecutive, equal monthly installments of principal and interest from May 1, 2017 through October 1, 2019. The interest-only period will be extended until April 30, 2018 if we achieve $42.0 million in revenue, calculated in accordance with GAAP, for the twelve-month period ending March 31, 2017.

The Company is required to pay a collateral fee in an amount equal to the product obtained by multiplying (i) the greater of the average end-of-day principal balance of the revolving credit agreement outstanding during the immediately preceding month, by (ii) eighty-four thousandths of one percent (0.084%) (equivalent to an annualized rate of 1.0% per annum) which is included in the line item “Interest Expense” in the Company’s Statements of Operations.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

In June 2015, the Company issued a series of Subordinated Convertible Promissory Notes with an aggregate principal amount of $10.0 million (the “Notes”) to existing shareholders. The Notes bear compounding interest at a rate of 6%. Unless converted earlier, the outstanding principal balance and unpaid accrued interest on the Notes become fully due and payable on January 1, 2020.

The following table sets forth the aggregate principal amount of the Notes acquired by the following directors, executive officers or holders of more than 5% of our capital stock, or their affiliates, and the accrued and unpaid interest on such Notes as of September 30, 2015.

Participants	Principal Amount of Note	Accrued Interest as of September 30, 2015
5% or Greater Stockholders
Entities affiliated with HBM Healthcare Investments (Cayman) Ltd	$3,301,818	$58,032
Entities affiliated with HBM-MedFocus, LLC	277,044	4,869
Entities affiliated with Wexford Funds	1,896,129	33,326
Executive Officers and Directors
Michael R. Henson	569,972	10,017
John T. Kilcoyne	21,824	384
Nicholas J. Lembo	1,171,974	20,598
Other participants	2,761,239	48,533

	10,000,000	175,759

Conversion of the Notes into the Company’s common or preferred stock occurs automatically on or before the maturity date if the Company either (i) completes an initial public offering or (ii) executes a round of private financing, subject to certain conditions. The value of the conversion will be equal to the principal plus any unpaid interest as of the conversion date, and the number of shares received will be calculated based on a note conversion price equal to (i) 75% of the IPO price or (ii) 80% of the price paid for the financing round. In the event of a Change of Control, as defined in the Notes prior to the repayment or conversion in full of these Notes, the Company is required to repay the Notes in cash equal to (i) 1.5 times the outstanding principal plus (ii) any accrued but unpaid interest on the Notes, at the consummation of such Change of Control. In the event that the noteholder does not elect to receive the cash payment, the outstanding principle balance and unpaid accrued interest on the Notes automatically converts into shares of Series C Preferred Stock at a conversion price equal to $0.92 per share.

The put feature related to the Change in Control represents an embedded derivative financial instrument which has been valued as a single compound derivative and is reflected as a non-current liability on the balance sheet. On the date of convertible note issuance, there was an effective discount of $2.7 million on the Notes.

The following table details the balances associated with the liability components of the Notes as of September 30, 2015:

Convertible promissory note (face value)	$10,000,000
Unamortized discount on note	(2,568,612)
Accrued interest	175,759

Notes payable	$7,607,147

As of September 30, 2015, future annual maturities of outstanding debt are as follows:
2016	$—
2017	1,333,333
2018	2,000,000
2019	1,666,667
2020	10,000,000

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

8.    REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Company has authorized 74,201,339 shares of redeemable convertible preferred stock, of which 65,788,104 and 70,670,327 shares were issued and outstanding as of September 30, 2015, respectively, designated in series, with the rights and preferences of each designated series to be determined by the Company’s Board of Directors.

Redeemable convertible preferred stock as of September 30, 2015 consisted of the following:

Series	Preferred Shares Authorized	Initial Year of Issuance	Shares Issued and Outstanding	Per Share Liquidation Preference	Aggregate Liquidation Preference	Carrying Value
A-1		2006	9,441,478	$0.90	$8,497,330
A-2		2006	3,060,241	0.60	1,836,145

Series A Total	12,501,719		12,501,719		10,333,475	$7,637,594

B		2009	12,386,902	0.45	5,574,106
B-1		2009	69,120	0.30	20,736

Series B Total	12,456,022		12,456,022		5,594,842	6,356,239

C		2011	45,712,586	$0.69	31,541,686

Series C Total	60,623,016		45,712,586		31,541,686	31,867,625

Totals	85,580,757		70,670,327		$47,470,003	$45,861,458

For the nine months ended September 30, 2015, accretion and dividends of redeemable convertible preferred stock to redemption value was $2,353,785. The accretion for the nine months ended September 30, 2015 was split between additional paid-in capital of $409,137 and accumulated deficit of $1,944,648.

9.    STOCK OPTIONS

The Ellipse Technologies, Inc. 2005 Stock Plan

The Ellipse Technologies, Inc. 2005 Stock Plan (the “Plan”) authorizes the sale of up to 15,400,000 shares of common stock to officers, employees, and consultants of the Company. Granted options typically vest over four years and expire ten years from the date of grant. In the case of an option issued to a 10% stockholder, the options typically vest over one year and expire five years from the date of grant. The exercise price of the stock is determined by the Board of Directors, but shall not be less than 100% of the estimated fair value on the date of grant. The following table summarizes the stock option activity for the nine months ended September 30, 2015:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
Balance, December 31, 2014	7,175,255	$0.06	7.7	$431,141
Granted	4,841,260	$0.61	9.7
Exercised	(883,766)	$0.08	6.2	$1,384,237
Cancelled	(42,405)	$0.10

Balance, September 30, 2015	11,090,344	$0.30	8.2	$15,012,937

Vested and expected to vest, September 30, 2015	10,658,520	$0.30	8.1	$14,480,791
Exercisable, September 30, 2015	3,893,033	$0.07	6.4	$6,143,678

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

The weighted-average grant date fair value of stock options granted during the nine months ended September 30, 2015 was $0.56 per share.

Stock-based compensation expense recognized for the nine months ended September 30, 2015 was $341,001.

Unrecognized Stock-based Compensation

As of September 30, 2015, there was $2,416,603 and $313,639 of unrecognized compensation expense related to employee and non-employee options, respectively, which is expected to be recognized by the Company over the weighted-average vesting period of 2.3 years.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock-based awards on the date of grant. The determination of fair value using the Black-Scholes option-pricing model is affected by the estimated fair market value per share of the Company’s common stock as well as assumptions regarding a number of highly complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and expected option life and generally requires significant management judgment to determine.

Stock-Based Awards to Employees

The weighted-average assumptions used to estimate the fair value of options granted to employees were as follows:

Nine Months Ended September 30, 2015
Expected life	6.3 – 6.5 years
Expected volatility	49.6% – 54.0%
Expected dividends	0.0%
Risk-free rate	1.6% – 2.1%

Stock-Based Awards to Non-employees

Stock-based compensation expense related to stock options granted to non-employees is recognized as the stock options are earned. It was concluded that the fair value of the stock options is more reliably measurable than the fair value of the services received. The fair value of non-employee stock options are calculated at each reporting date, using the Black-Scholes option-pricing model, until the award vests or there is a substantial disincentive for the non-employee not to perform the required services.

10.     COMMITMENTS AND CONTINGENCIES

Capital Leases

The Company leases manufacturing and testing equipment qualifying as capital leases. The following is a schedule of future minimum annual lease payments under capital leases together with the present value of the net minimum annual lease payments:

For the year ending December 31,

2015 (remaining Three months)	$	9,026
2016		37,732
2017		37,732
2018		19,032
2019		14,649
Thereafter		4,476

Total minimum lease payments		122,647
Less amounts representing interest		(23,444)

Present value of net minimum lease payments		99,203
Current portion		28,364

Long-term portion	$	70,839

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

Operating Leases

The Company leases office and manufacturing space in Aliso Viejo and Irvine, California under non-cancellable operating leases, which expire in 2020 and July 31, 2016, respectively. Rent expense for the nine months ended September 30, 2015 was $901,589.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings arising from the normal course of its business. Management is currently not aware of any matters that will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

11.     NET LOSS PER SHARE

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company for the nine months ended September 30, 2015:

Net loss	$(7,180,515)
Accretion and dividends of redeemable preferred stock to redemption value	(2,353,785)

Net loss attributable to ordinary stockholders — basic and diluted	$(9,534,300)

Weighted-average number of shares — basic and diluted	8,468,113

Net loss per share attributable to common stockholders — basic and diluted	$(1.13)

Because the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share.

The following equity shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented (shares for the redeemable convertible preferred stock and redeemable convertible preferred stock warrants were determined based on the applicable conversion ratio) for the nine months ended September 30, 2015:

Redeemable convertible preferred stock	70,670,327
Redeemable convertible preferred stock warrants	3,341,730
Stock options	11,090,344

70,675,047

The subordinated convertible notes were excluded from the table above as the conversion price was not determinable.

ELLIPSE TECHNOLOGIES, INC.

Notes to Financial Statements—(Continued)

(Unaudited)

12.      SUBSEQUENT EVENTS

In connection with the Company’s initial publication of the September 30, 2015 financial statements, the Company evaluated subsequent events for financial statement recognition purposes through October 30, 2015. In connection with the Company’s reissuance of its financial statements for inclusion in NuVasive, Inc.’s Form 8-K, the Company evaluated subsequent events for disclosure purposes through February 11, 2016.

On January 4, 2016, the NuVasive, Inc. and the Company entered into a definitive agreement to acquire the Company for an upfront payment of $380.0 million at the closing and a potential milestone payment of $30.0 million payable in 2017 related to the achievement of specific revenue targets. The closing of the acquisition occurred on February 11, 2016, and the Company became a wholly-owned subsidiary of NuVasive, Inc. In connection with the closing, all outstanding debt and lines of credit were paid in full and cancelled including the aforementioned Credit Agreements and 2015 Notes.

At the effective time of the merger, each share of common and preferred stock of Ellipse issued, outstanding and held in treasury was cancelled and ceased to exist in exchange for a portion of the merger consideration, and each holder of the common and preferred stock ceased to have any rights with respect thereto. In addition, at the effective time of the Merger, (i) all outstanding options to purchase Ellipse’s capital stock were cancelled and extinguished and converted into the right to receive a portion of the merger consideration, (ii) all outstanding warrants to purchase Ellipse’s capital stock were deemed to have been exercised, or converted into the right to receive a portion of the merger consideration, (iii) all outstanding convertible promissory notes Ellipse were cancelled, extinguished and automatically converted into the right to receive a portion of the merger consideration, and (iv) all restricted stock units of Ellipse were cancelled, extinguished and converted into the right to receive a portion of the merger consideration.

As a result of the acquisition, each vested and unvested outstanding stock option under the Company’s equity plans was canceled in exchange for the right to receive an amount in cash, less any applicable withholding taxes, equal to the excess of the merger consideration over the exercise price for such stock option.

Also as a result of the acquisition, the Company by NuVasive, Inc., the Company has determined not to proceed with the initial public offering contemplated by the Registration Statement filed on October 30, 2015 and has requested the Commission to issue an order granting withdrawal of the Registration Statement effective as of Feb 8, 2016 or at the earliest practicable date hereafter.